Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523‑7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS SECOND QUARTER RESULTS

Richmond, Va., July 18, 2019 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (Nasdaq: AUB) today reported net income of $48.8 million and earnings per share of $0.59 for its second quarter ended June 30, 2019. Net operating earnings(1) were $57.1 million and operating earnings per share(1) were $0.70 for its second quarter ended June 30, 2019; these operating results exclude $8.3 million in after-tax merger and rebranding related costs but include after tax losses from discontinued operations of $85,000 and approximately $950,000 in after-tax branch closure costs.

Net income was $84.5 million and earnings per share were $1.06 for the six months ended June 30, 2019. Net operating earnings(1) were $107.6 million and operating earnings per share(1) were $1.36 for the six months ended June 30, 2019; these operating results exclude $23.2 million in after-tax merger and rebranding related costs but include after tax losses from discontinued operations of $170,000 and approximately $950,000 in after-tax expenses related to branch closure costs.

“Atlantic Union followed up on our strong first quarter with a number of accomplishments during the second quarter that align with our stated strategic priorities - positioning us for profitable growth and the delivery of top tier financial metrics,” said John Asbury, President and CEO of Atlantic Union Bankshares. “This quarter’s major accomplishments included seamlessly converting the core data systems of Access National Corporation and successfully rebranding the Company to Atlantic Union.  In addition, we were pleased to achieve the number one ranking in the Mid-Atlantic region in the J.D. Power 2019 Retail Banking Satisfaction Study as we continue our transformation to become the preeminent mid-Atlantic regional bank.”

“With solid loan growth and meaningful improvements to our profitability metrics, on an operating basis, I believe our second quarter results signal the underlying strength and earnings potential of this uniquely valuable franchise.  We remain focused on achieving our 2019 priorities and generating above average investment returns for our shareholders.”

Select highlights for the second quarter of 2019

•	Performance metrics
o	Return on Average Assets (“ROA”) was 1.15% compared to 0.92% in the first quarter of 2019. Operating ROA(1) was 1.35% compared to 1.31% in the first quarter of 2019.
o	Return on Average Equity (“ROE”) was 7.86% compared to 6.37% in the first quarter of 2019. Operating ROE(1) was 9.20% compared to 9.03% in the first quarter of 2019.
o	Operating ROTCE(1) was 16.58% compared to 16.37% in the first quarter of 2019.
o	Efficiency ratio improved to 62.43% from 69.99% in the first quarter of 2019. Operating efficiency ratio (FTE)(1) improved to 52.46% from 54.10% in the first quarter of 2019.
•

On May 20, 2019, the Company re-branded to Atlantic Union Bankshares Corporation and successfully completed the integration of Access National Bank (“Access”) branches and operations into Atlantic Union Bank.  Rebranding costs amounted to $4.0 million during the second quarter of 2019 and approximately $407,000 during the first quarter of 2019.

(1)

These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

NET INTEREST INCOME

For the second quarter of 2019, net interest income was $138.6 million, an increase of $11.0 million from the first quarter of 2019.  Net interest income (FTE)(1) was $141.5 million in the second quarter of 2019, an increase of $11.2 million from the first quarter of 2019.  The increases in both net interest income and net interest income (FTE) were primarily the result of a $1.1 billion increase in average interest earning assets and a $598.1 million increase in average interest bearing liabilities from the acquisition of Access. The second quarter net interest margin decreased 1 basis point to 3.71% from 3.72% in the previous quarter, while the net interest margin (FTE)(1) decreased 2 basis points to 3.78% from 3.80% during the same periods. The decrease in the net interest margin and net interest margin (FTE) were principally due to an approximately 2 basis point increase in the cost of funds.

The Company’s net interest margin (FTE) includes the impact of acquisition accounting fair value adjustments.  During the second quarter of 2019, net accretion related to acquisition accounting increased $2.0 million from the prior quarter to $7.8 million for the quarter ended June 30, 2019.  The first and second quarters of 2019, and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

		Deposit
	Loan	Accretion	Borrowings
	Accretion	(Amortization)	Amortization	Total
For the quarter ended March 31, 2019	$5,557	$292	$(70)	$5,779
For the quarter ended June 30, 2019	7,659	213	(70)	7,802
For the remaining six months of 2019 (estimated)	8,307	328	(220)	8,415
For the years ending (estimated):
2020	13,926	132	(633)	13,425
2021	11,321	14	(807)	10,528
2022	9,105	(43)	(829)	8,233
2023	6,499	(32)	(852)	5,615
2024	4,906	(4)	(877)	4,025
Thereafter	18,390	(1)	(10,773)	7,616

ASSET QUALITY/LOAN LOSS PROVISION

Overview

During the second quarter of 2019, the Company experienced increases in nonperforming asset (“NPA”) balances from the prior quarter, primarily due to nonaccrual additions of commercial real estate – owner occupied loans and mortgage loans which are attributable to several smaller credit relationships. Past due loan levels as a percentage of total loans held for investment at June 30, 2019 were lower than past due loan levels at March 31, 2019. Charge-off levels as a percentage of loans decreased slightly and the loan loss provision increased from the first quarter of 2019  primarily due to loan growth.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired (“PCI”) loans totaling $101.3 million (net of fair value mark of $24.3 million) at June 30, 2019.

Nonperforming Assets

At June 30, 2019, NPAs totaled $34.0 million, an increase of $1.8 million, or 5.5%, from March 31, 2019 and an increase of $1.1 million, or 3.2%, from June 30, 2018. NPAs as a percentage of total outstanding loans at June 30, 2019 were 0.28%, an increase of 1 basis point from 0.27% at March 31, 2019 and a decline of 7 basis points from 0.35% at June 30, 2018. As the Company’s NPAs have been at or near historic lows over the last several quarters, certain changes from quarter to quarter might stand out in comparison to one another but do not have a significant impact on the Company’s overall asset quality position.

(1)	For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results

The following table shows a summary of nonperforming asset balances at the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Nonaccrual loans	$27,462	$24,841	$26,953	$28,110	$25,662
Foreclosed properties	6,506	7,353	6,722	6,800	7,241
Total nonperforming assets	$33,968	$32,194	$33,675	$34,910	$32,903

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Beginning Balance	$24,841	$26,953	$28,110	$25,662	$25,138
Net customer payments	(3,108)	(2,314)	(3,077)	(2,459)	(2,651)
Additions	6,321	3,297	4,659	6,268	5,063
Charge-offs	(592)	(1,626)	(2,069)	(1,137)	(539)
Loans returning to accruing status	—	(952)	(420)	(70)	(1,349)
Transfers to foreclosed property	—	(517)	(250)	(154)	—
Ending Balance	$27,462	$24,841	$26,953	$28,110	$25,662

The following table shows the activity in foreclosed properties for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Beginning Balance	$7,353	$6,722	$6,800	$7,241	$8,079
Additions of foreclosed property	271	900	432	165	283
Acquisitions of foreclosed property (1)	—	—	—	—	(162)
Valuation adjustments	(433)	(51)	(140)	(42)	(383)
Proceeds from sales	(638)	(171)	(286)	(889)	(580)
Gains (losses) from sales	(47)	(47)	(84)	325	4
Ending Balance	$6,506	$7,353	$6,722	$6,800	$7,241

(1)	Includes subsequent measurement period adjustments.

Past Due Loans

Past due loans still accruing interest totaled $43.1 million, or 0.35% of total loans held for investment, at June 30, 2019 compared to $51.4 million, or 0.43% of total loans held for investment, at March 31, 2019 and $38.2 million, or 0.41% of total loans held for investment, at June 30, 2018. Of the total past due loans still accruing interest, $8.8 million, or 0.07% of total loans held for investment, were loans past due 90 days or more at June 30, 2019, compared to $11.0 million, or 0.09% of total loans held for investment, at March 31, 2019 and $6.9 million, or 0.07% of total loans held for investment, at June 30, 2018.

Net Charge-offs

For the second quarter of 2019, net charge-offs were $4.3 million, or 0.14% of total average loans on an annualized basis, compared to $4.2 million, or 0.15%, for the prior quarter and $1.8 million, or 0.07%, for the second quarter of 2018. The majority of net charge-offs in the second quarter of 2019 were related to consumer loans.

Provision for Loan Losses

The provision for loan losses for the second quarter of 2019 was $5.9 million, an increase of $1.9 million compared to the previous quarter and an increase of $3.2 million compared to second quarter of 2018. The increase in the provision for loan losses from the previous quarter and prior year was primarily driven by loan growth.

Allowance for Loan Losses (“ALL”)

The ALL increased $1.6 million from March 31, 2019 to $42.5 million at June 30, 2019 primarily due to loan growth during the quarter. The ALL as a percentage of the total loan portfolio was  0.35% at June 30, 2019,  0.34% at March 31, 2019, and 0.44% at June 30, 2018.

The ratio of the ALL to nonaccrual loans was 154.6% at June 30, 2019, compared to 164.4% at March 31, 2019 and 160.8% at June 30, 2018.  The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $5.6 million to $30.6 million for the quarter ended June 30, 2019 from $24.9 million in the prior quarter primarily driven by loan-related swap fees and mortgage banking income which is seasonally higher in the second quarter. Also contributing to the increase in noninterest income in the second quarter of 2019 was the full quarter impact of the Access acquisition.

NONINTEREST EXPENSE

Noninterest expense decreased $1.1 million to $105.6 million for the quarter ended June 30, 2019 from $106.7 million in the prior quarter. Excluding merger-related costs, amortization of intangible assets, and rebranding costs, operating noninterest expense(1) increased $6.3 million, or 7.5%, in the second quarter of 2019, to $90.3 million when compared to the first quarter of 2019. The increase in operating noninterest expense was primarily due to the full quarter impact of the Access acquisition.  In addition, operating noninterest expense for the second quarter of 2019 included $1.2 million in branch closure costs related to the Company’s decision to close four branches in the third quarter and approximately $800,000 in OREO valuation adjustments driven by updated appraisals received during the quarter.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2019 was 16.0% compared to 14.9% for the three months ended March 31, 2019.  The increase in the effective tax rate as compared to the previous quarter was primarily due to the decrease in merger-related expenses related to the acquisition of Access.

BALANCE SHEET

At June 30, 2019, total assets were $17.2 billion, an increase of $261.7 million, or approximately 6.0% (annualized), from March 31, 2019, primarily due to loan growth during the second quarter of 2019.

At June 30, 2019, loans held for investment (net of deferred fees and costs) were $12.2 billion, an increase of $268.2 million, or 9.0% (annualized), from March 31, 2019.

At June 30, 2019, total deposits were $12.5 billion, an increase of $26.2 million, or approximately 1.0% (annualized), from March 31, 2019.

The following table shows the Company’s capital ratios at the quarters ended:

	June 30,	December 31,	June 30,
	2019	2018	2018
Common equity Tier 1 capital ratio (2)	10.54%	9.93%	9.80%
Tier 1 capital ratio (2)	10.54%	11.09%	11.02%
Total capital ratio (2)	13.01%	12.88%	12.89%
Leverage ratio (Tier 1 capital to average assets) (2)	9.00%	9.71%	9.46%
Common equity to total assets	14.64%	13.98%	14.27%
Tangible common equity to tangible assets (1)	9.28%	8.84%	8.86%

(1)	For a reconciliation of this non-GAAP financial measure, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results
(2)	All ratios at June 30, 2019 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

During the second quarter of 2019, the Company declared and paid cash dividends of $0.23 per common share consistent with the first quarter of 2019 and an increase of $0.02, or approximately 10.0% compared to the second quarter of 2018. On July 10, 2019, the Company announced that its Board of Directors has authorized a share repurchase program to purchase up to $150 million of the Company’s common stock through June 30, 2021 in open market transactions or privately negotiated transactions.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 153 branches, seven of which are operated as Xenith Bank, a division of Atlantic Union Bank, and approximately 200 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, investment advisory and brokerage products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour, & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

SECOND QUARTER 2019 EARNINGS RELEASE CONFERENCE CALL

Atlantic Union Bank will hold a conference call on Thursday, July 18th, 2019 at 9:00 a.m. Eastern Time during which management will review the second quarter 2019 financial results and provide an update on recent activities. Interested parties may participate in the call toll-free by dialing (877) 668‑4908; international callers wishing to participate may do so by dialing (973) 453‑3058. The conference ID number is 4593923.

NON-GAAP FINANCIAL MEASURES

In reporting the results of the quarter ended June 30, 2019, the Company has provided supplemental performance measures on a tax-equivalent, tangible, or operating basis.  These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP.  In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies.  The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance.  For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.  Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-

looking statements.  Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to:

•	changes in interest rates;
•

general economic and financial market conditions in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, and slowdowns in economic growth,

•	the Company’s ability to manage its growth or implement its growth strategy;
•

the possibility that any of the anticipated benefits of the acquisition of Access will not be realized or will not be realized within the expected time period, the expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame, revenues following the acquisition may be lower than expected, or customer and employee relationships and business operations may be disrupted by the acquisition;

•	the Company’s ability to recruit and retain key employees;
•	the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets;
•	real estate values in the Bank’s lending area;
•	an insufficient allowance for loan losses;
•	the quality or composition of the loan or investment portfolios;
•	concentrations of loans secured by real estate, particularly commercial real estate;
•	the effectiveness of the Company’s credit processes and management of the Company’s credit risk;
•	demand for loan products and financial services in the Company’s market area;
•	the Company’s ability to compete in the market for financial services;
•	technological risks and developments, and cyber threats, attacks, or events;
•	performance by the Company’s counterparties or vendors;
•	deposit flows;
•	the availability of financing and the terms thereof;
•	the level of prepayments on loans and mortgage-backed securities;
•	legislative or regulatory changes and requirements;
•

the impact of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), including, but not limited to, the effect of the lower corporate tax rate, including on the valuation of the Company’s tax assets and liabilities;

•	changes in the effect of the Tax Act due to issuance of interpretive regulatory guidance or enactment of corrective or supplement legislation;
•	monetary and fiscal policies of the U.S. government including policies of the U.S. Department of the Treasury and the Federal Reserve;
•	changes to applicable accounting principles and guidelines; and
•	other factors, many of which are beyond the control of the Company.

Please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018 and comparable “Risk Factors” sections of the Company’s Quarterly Reports on Form 10‑Q and related disclosures in other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Results of Operations	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and dividend income	$181,125	$165,652	$132,409	$346,777	$256,789
Interest expense	42,531	38,105	24,241	80,636	45,149
Net interest income	138,594	127,547	108,168	266,141	211,640
Provision for credit losses	5,300	3,792	2,147	9,092	5,671
Net interest income after provision for credit losses	133,294	123,755	106,021	257,049	205,969
Noninterest income	30,578	24,938	40,597	55,515	60,865
Noninterest expenses	105,608	106,728	85,140	212,335	186,885
Income before income taxes	58,264	41,965	61,478	100,229	79,949
Income tax expense	9,356	6,249	11,678	15,606	13,575
Income from continuing operations	48,908	35,716	49,800	84,623	66,374
Discontinued operations, net of tax	(85)	(85)	(2,473)	(170)	(2,408)
Net income	$48,823	$35,631	$47,327	$84,453	$63,966

Interest earned on earning assets (FTE) (1)	$184,045	$168,400	$134,417	$352,445	$260,634
Net interest income (FTE) (1)	141,514	130,295	110,176	271,809	215,485

Key Ratios
Earnings per common share, diluted	$0.59	$0.47	$0.72	$1.06	$0.97
Return on average assets (ROA)	1.15%	0.92%	1.44%	1.04%	0.98%
Return on average equity (ROE)	7.86%	6.37%	10.28%	7.16%	7.03%
Efficiency ratio	62.43%	69.99%	57.23%	66.01%	68.58%
Net interest margin	3.71%	3.72%	3.72%	3.71%	3.69%
Net interest margin (FTE) (1)	3.78%	3.80%	3.79%	3.79%	3.76%
Yields on earning assets (FTE) (1)	4.92%	4.92%	4.62%	4.92%	4.54%
Cost of interest-bearing liabilities	1.50%	1.44%	1.06%	1.46%	1.00%
Cost of deposits	0.93%	0.86%	0.54%	0.90%	0.51%
Cost of funds	1.14%	1.12%	0.83%	1.13%	0.78%

Operating Measures (4)
Net operating earnings	$57,089	$50,519	$53,864	$107,607	$92,739
Operating earnings per share, diluted	$0.70	$0.66	$0.82	$1.36	$1.41
Operating ROA	1.35%	1.31%	1.63%	1.33%	1.43%
Operating ROE	9.20%	9.03%	11.69%	9.12%	10.19%
Operating ROTCE (2) (3)	16.58%	16.37%	21.15%	16.48%	18.61%
Operating efficiency ratio (FTE) (1)(6)	52.46%	54.10%	48.85%	53.24%	52.29%

Per Share Data
Earnings per common share, basic	$0.59	$0.47	$0.72	$1.06	$0.97
Earnings per common share, diluted	0.59	0.47	0.72	1.06	0.97
Cash dividends paid per common share	0.23	0.23	0.21	0.46	0.42
Market value per share	35.33	32.33	38.88	35.33	38.88
Book value per common share	30.78	30.16	28.47	30.78	28.47
Tangible book value per common share (2)	18.36	17.69	16.62	18.36	16.62
Price to earnings ratio, diluted	14.93	16.96	13.46	16.37	19.88
Price to book value per common share ratio	1.15	1.07	1.37	1.15	1.37
Price to tangible book value per common share ratio (2)	1.92	1.83	2.34	1.92	2.34
Weighted average common shares outstanding, basic	82,062,585	76,472,189	65,919,055	79,282,830	65,737,849
Weighted average common shares outstanding, diluted	82,125,194	76,553,066	65,965,577	79,344,573	65,801,926
Common shares outstanding at end of period	82,086,736	82,037,354	65,939,375	82,086,736	65,939,375

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Capital Ratios	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Common equity Tier 1 capital ratio (5)	10.54%	10.26%	9.80%	10.54%	9.80%
Tier 1 capital ratio (5)	10.54%	10.26%	11.02%	10.54%	11.02%
Total capital ratio (5)	13.01%	12.73%	12.89%	13.01%	12.89%
Leverage ratio (Tier 1 capital to average assets) (5)	9.00%	9.51%	9.46%	9.00%	9.46%
Common equity to total assets	14.64%	14.56%	14.27%	14.64%	14.27%
Tangible common equity to tangible assets (2)	9.28%	9.09%	8.86%	9.28%	8.86%

Financial Condition
Assets	$17,159,384	$16,897,655	$13,066,106	$17,159,384	$13,066,106
Loans held for investment	12,220,514	11,952,310	9,290,259	12,220,514	9,290,259
Securities	2,703,855	2,804,353	1,738,689	2,703,855	1,738,689
Earning Assets	15,140,370	14,909,318	11,494,113	15,140,370	11,494,113
Goodwill	930,449	927,760	725,195	930,449	725,195
Amortizable intangibles, net	82,976	88,553	51,211	82,976	51,211
Deposits	12,515,544	12,489,330	9,797,272	12,515,544	9,797,272
Borrowings	1,909,171	1,753,103	1,300,276	1,909,171	1,300,276
Stockholders' equity	2,512,295	2,459,465	1,864,870	2,512,295	1,864,870
Tangible common equity (2)	1,498,870	1,443,152	1,088,464	1,498,870	1,088,464

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,267,712	$1,326,679	$1,250,448	$1,267,712	$1,250,448
Commercial real estate - owner occupied	1,966,776	1,921,464	1,293,791	1,966,776	1,293,791
Commercial real estate - non-owner occupied	3,104,823	2,970,453	2,318,589	3,104,823	2,318,589
Multifamily real estate	602,115	591,431	541,730	602,115	541,730
Commercial & Industrial	2,032,799	1,866,625	1,093,771	2,032,799	1,093,771
Residential 1-4 Family - commercial	801,703	815,309	723,945	801,703	723,945
Residential 1-4 Family - mortgage	850,063	865,502	607,155	850,063	607,155
Auto	311,858	300,631	296,706	311,858	296,706
HELOC	660,621	672,087	626,916	660,621	626,916
Consumer	383,653	397,491	298,021	383,653	298,021
Other Commercial	238,391	224,638	239,187	238,391	239,187
Total loans held for investment	$12,220,514	$11,952,310	$9,290,259	$12,220,514	$9,290,259

Deposits
NOW accounts	$2,552,159	$2,643,228	$2,147,999	$2,552,159	$2,147,999
Money market accounts	3,592,523	3,579,249	2,758,704	3,592,523	2,758,704
Savings accounts	749,472	798,670	643,894	749,472	643,894
Time deposits	2,606,494	2,504,070	2,053,748	2,606,494	2,053,748
Total interest-bearing deposits	$9,500,648	$9,525,217	$7,604,345	$9,500,648	$7,604,345
Demand deposits	3,014,896	2,964,113	2,192,927	3,014,896	2,192,927
Total deposits	$12,515,544	$12,489,330	$9,797,272	$12,515,544	$9,797,272

Averages
Assets	$16,997,531	$15,699,743	$13,218,227	$16,352,222	$13,119,448
Loans held for investment	12,084,961	11,127,390	9,809,083	11,608,821	9,744,995
Loans held for sale	47,061	14,999	31,904	31,119	30,315
Securities	2,738,528	2,645,429	1,625,273	2,692,236	1,596,431
Earning assets	15,002,726	13,891,248	11,661,189	14,450,057	11,568,658
Deposits	12,453,702	11,469,935	9,645,186	11,964,536	9,554,943
Time deposits	2,562,498	2,325,218	2,063,414	2,444,513	2,074,610
Interest-bearing deposits	9,555,093	8,934,995	7,549,953	9,285,895	7,520,089
Borrowings	1,847,325	1,790,656	1,617,322	1,819,147	1,616,013
Interest-bearing liabilities	11,402,418	10,725,651	9,167,275	11,105,042	9,136,102
Stockholders' equity	2,490,049	2,268,395	1,847,366	2,379,834	1,836,072
Tangible common equity (2)	1,475,028	1,334,051	1,069,886	1,404,929	1,059,446

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Asset Quality	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Allowance for Loan Losses (ALL)
Beginning balance	$40,827	$41,045	$40,629	$41,045	$38,208
Add: Recoveries	1,670	1,696	1,201	3,366	2,681
Less: Charge-offs	5,934	5,939	2,980	11,873	5,539
Add: Provision for loan losses	5,900	4,025	2,660	9,925	6,184
Add: Provision for loan losses included in discontinued operations	—	—	(240)	—	(264)
Ending balance	$42,463	$40,827	$41,270	$42,463	$41,270

ALL / total outstanding loans	0.35%	0.34%	0.44%	0.35%	0.44%
Net charge-offs / total average loans	0.14%	0.15%	0.07%	0.15%	0.06%
Provision / total average loans	0.20%	0.15%	0.11%	0.17%	0.13%

Total PCI loans, net of fair value mark	$101,301	$99,932	$101,524	$101,301	$101,524
Remaining fair value mark on purchased performing loans	58,583	63,506	36,207	58,583	36,207

Nonperforming Assets
Construction and land development	$5,619	$5,513	$6,485	$5,619	$6,485
Commercial real estate - owner occupied	4,062	3,307	2,845	4,062	2,845
Commercial real estate - non-owner occupied	1,685	1,787	3,068	1,685	3,068
Commercial & Industrial	1,183	721	1,387	1,183	1,387
Residential 1-4 Family - commercial	4,135	4,244	1,998	4,135	1,998
Residential 1-4 Family - mortgage	8,677	7,119	7,552	8,677	7,552
Auto	449	523	463	449	463
HELOC	1,432	1,395	1,669	1,432	1,669
Consumer and all other	220	232	195	220	195
Nonaccrual loans	$27,462	$24,841	$25,662	$27,462	$25,662
Foreclosed property	6,506	7,353	7,241	6,506	7,241
Total nonperforming assets (NPAs)	$33,968	$32,194	$32,903	$33,968	$32,903
Construction and land development	$855	$1,997	$144	$855	$144
Commercial real estate - owner occupied	2,540	2,908	2,512	2,540	2,512
Commercial real estate - non-owner occupied	1,489	—	—	1,489	—
Commercial & Industrial	295	313	100	295	100
Residential 1-4 Family - commercial	863	1,490	132	863	132
Residential 1-4 Family - mortgage	845	2,476	2,669	845	2,669
Auto	122	153	121	122	121
HELOC	658	518	570	658	570
Consumer and all other	1,161	1,098	673	1,161	673
Loans ≥ 90 days and still accruing	$8,828	$10,953	$6,921	$8,828	$6,921
Total NPAs and loans ≥ 90 days	$42,796	$43,147	$39,824	$42,796	$39,824
NPAs / total outstanding loans	0.28%	0.27%	0.36%	0.28%	0.36%
NPAs / total assets	0.20%	0.19%	0.26%	0.20%	0.26%
ALL / nonaccrual loans	154.62%	164.35%	160.82%	154.62%	160.82%
ALL / nonperforming assets	125.01%	126.82%	122.62%	125.01%	122.62%
Past Due Detail
Construction and land development	$2,327	$1,019	$648	$2,327	$648
Commercial real estate - owner occupied	1,707	4,052	3,775	1,707	3,775
Commercial real estate - non-owner occupied	141	760	44	141	44
Multifamily real estate	1,218	596	86	1,218	86
Commercial & Industrial	3,223	2,565	1,921	3,223	1,921
Residential 1-4 Family - commercial	1,622	4,059	2,216	1,622	2,216
Residential 1-4 Family - mortgage	5,969	5,889	4,926	5,969	4,926
Auto	2,120	2,152	2,187	2,120	2,187
HELOC	4,978	5,020	2,505	4,978	2,505
Consumer and all other	2,824	1,963	2,722	2,824	2,722
Loans 30-59 days past due	$26,129	$28,075	$21,030	$26,129	$21,030

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
Past Due Detail cont'd	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Construction and land development	$318	$526	$292	$318	$292
Commercial real estate - owner occupied	—	480	1,819	—	1,819
Commercial real estate - non-owner occupied	164	4,129	—	164	—
Commercial & Industrial	1,175	438	1,567	1,175	1,567
Residential 1-4 Family - commercial	651	1,365	754	651	754
Residential 1-4 Family - mortgage	2,801	2,196	2,988	2,801	2,988
Auto	299	297	419	299	419
HELOC	1,336	1,753	1,622	1,336	1,622
Consumer and all other	1,423	1,197	761	1,423	761
Loans 60-89 days past due	$8,167	$12,381	$10,222	$8,167	$10,222

Troubled Debt Restructurings
Performing	$19,144	$20,809	$15,696	$19,144	$15,696
Nonperforming	4,536	4,682	4,001	4,536	4,001
Total troubled debt restructurings	$23,680	$25,491	$19,697	$23,680	$19,697

Alternative Performance Measures (non-GAAP)
Net interest income (FTE)
Net interest income (GAAP)	$138,594	$127,547	$108,168	$266,141	$211,640
FTE adjustment	2,920	2,748	2,008	5,668	3,845
Net interest income (FTE) (non-GAAP) (1)	$141,514	$130,295	$110,176	$271,809	$215,485
Average earning assets	15,002,726	13,891,248	11,661,189	14,450,057	11,568,658
Net interest margin	3.71%	3.72%	3.72%	3.71%	3.69%
Net interest margin (FTE) (1)	3.78%	3.80%	3.79%	3.79%	3.76%

Tangible Assets
Ending assets (GAAP)	$17,159,384	$16,897,655	$13,066,106	$17,159,384	$13,066,106
Less: Ending goodwill	930,449	927,760	725,195	930,449	725,195
Less: Ending amortizable intangibles	82,976	88,553	51,211	82,976	51,211
Ending tangible assets (non-GAAP)	$16,145,959	$15,881,342	$12,289,700	$16,145,959	$12,289,700

Tangible Common Equity (2)
Ending equity (GAAP)	$2,512,295	$2,459,465	$1,864,870	$2,512,295	$1,864,870
Less: Ending goodwill	930,449	927,760	725,195	930,449	725,195
Less: Ending amortizable intangibles	82,976	88,553	51,211	82,976	51,211
Ending tangible common equity (non-GAAP)	$1,498,870	$1,443,152	$1,088,464	$1,498,870	$1,088,464

Average equity (GAAP)	$2,490,049	$2,268,395	$1,847,366	$2,379,834	$1,836,072
Less: Average goodwill	929,455	858,658	726,934	894,252	725,527
Less: Average amortizable intangibles	85,566	75,686	50,546	80,653	51,099
Average tangible common equity (non-GAAP)	$1,475,028	$1,334,051	$1,069,886	$1,404,929	$1,059,446

Operating Measures (4)
Net income (GAAP)	$48,823	$35,631	$47,327	$84,453	$63,966
Plus: Merger and rebranding-related costs, net of tax	8,266	14,888	6,537	23,154	28,773
Net operating earnings (non-GAAP)	$57,089	$50,519	$53,864	$107,607	$92,739

Noninterest expense (GAAP)	$105,608	$106,728	$85,140	$212,335	$186,885
Less: Merger Related Costs	6,371	18,122	8,273	24,493	35,985
Less: Rebranding Costs	4,012	407	—	4,420	—
Less: Amortization of intangible assets	4,937	4,218	3,215	9,154	6,396
Operating noninterest expense (non-GAAP)	$90,288	$83,981	$73,652	$174,268	$144,504

Net interest income (FTE) (non-GAAP) (1)	$141,514	$130,295	$110,176	$271,809	$215,485

Noninterest income (GAAP)	30,578	24,938	40,597	55,515	60,865

Efficiency ratio	62.43%	69.99%	57.23%	66.01%	68.58%
Operating efficiency ratio (FTE)(6)	52.46%	54.10%	48.85%	53.24%	52.29%

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/2019	3/31/2019	6/30/2018	6/30/2019	6/30/2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating ROTCE (2)(3)
Operating Net Income (non-GAAP)	$57,089	$50,519	$53,864	$107,607	$92,739
Plus: Amortization of intangibles, tax effected	3,900	3,332	2,540	7,232	5,053
Net Income before amortization of intangibles (non-GAAP)	$60,989	$53,851	$56,404	$114,839	$97,792

Average tangible common equity (non-GAAP)	$1,475,028	$1,334,051	$1,069,886	$1,404,929	$1,059,446
Operating return on average tangible common equity (non-GAAP)	16.58%	16.37%	21.15%	16.48%	18.61%

Mortgage Origination Volume
Refinance Volume	$27,870	$11,969	$—	$39,839	$35,599
Construction Volume	360	—	—	360	13,867
Purchase Volume	84,225	32,107	—	116,332	43,082
Total Mortgage loan originations	$112,455	$44,076	$—	$156,531	$92,548
% of originations that are refinances	24.8%	27.2%	—%	25.5%	38.5%

Other Data
End of period full-time employees	1,931	1,947	1,702	1,931	1,702
Number of full-service branches	153	155	147	153	147
Number of full automatic transaction machines ("ATMs")	197	197	199	197	199

(1)

These are non-GAAP financial measures. Net interest income (FTE), which is used in computing net interest margin (FTE) and operating efficiency ratio (FTE), provides valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

(2)

These are non-GAAP financial measures. Tangible common equity is used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(3)

These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.

In periods prior to December 31,2018, the Company has not added amortization of intangibles, tax effected to operating net income (non-GAAP) when calculating operating ROTCE. The Company has adjusted its presentation for all periods in this release.

(4)

These are non-GAAP financial measures. Operating measures exclude merger and rebranding-related costs unrelated to the Company’s normal operations. The Company believes these measures are useful to investors as they exclude certain costs resulting from acquisition activity and allow investors to more clearly see the combined economic results of the organization’s operations.

(5)	All ratios at June 30, 2019 are estimates and subject to change pending the Company’s filing of its FR Y9‑C. All other periods are presented as filed.
(6)

The operating efficiency ratio (FTE) excludes the amortization of intangible assets and merger-related costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this measure is useful to investors as it excludes certain costs resulting from acquisition activity allowing for greater comparability with others in the industry and allowing investors to more clearly see the combined economic results of the organization’s operations.

In prior periods, the Company has not excluded the amortization of intangibles from noninterest expense when calculating the operating efficiency ratio (FTE). The Company has adjusted its presentation for all periods in this release to exclude the amortization of intangibles from noninterest expense.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2019	2018	2018
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$171,441	$166,927	$153,078
Interest-bearing deposits in other banks	146,514	94,056	417,423
Federal funds sold	2,523	216	7,552
Total cash and cash equivalents	320,478	261,199	578,053
Securities available for sale, at fair value	1,999,494	1,774,821	1,558,048
Securities held to maturity, at carrying value	558,503	492,272	47,604
Marketable equity securities, at fair value	—	—	28,200
Restricted stock, at cost	145,859	124,602	104,837
Loans held for sale, at fair value	62,908	—	—
Loans held for investment, net of deferred fees and costs	12,220,514	9,716,207	9,290,259
Less allowance for loan losses	42,463	41,045	41,270
Total loans held for investment, net	12,178,051	9,675,162	9,248,989
Premises and equipment, net	168,514	146,967	160,508
Goodwill	930,449	727,168	725,195
Amortizable intangibles, net	82,976	48,685	51,211
Bank owned life insurance	318,734	263,034	260,124
Other assets	392,454	250,210	259,873
Assets of discontinued operations	964	1,479	43,464
Total assets	$17,159,384	$13,765,599	$13,066,106
LIABILITIES
Noninterest-bearing demand deposits	$3,014,896	$2,094,607	$2,192,927
Interest-bearing deposits	9,500,648	7,876,353	7,604,345
Total deposits	12,515,544	9,970,960	9,797,272
Securities sold under agreements to repurchase	70,870	39,197	50,299
Other short-term borrowings	618,050	1,048,600	742,900
Long-term borrowings	1,220,251	668,481	507,077
Other liabilities	221,353	112,093	99,327
Liabilities of discontinued operations	1,021	1,687	4,361
Total liabilities	14,647,089	11,841,018	11,201,236
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 200,000,000; issued and outstanding, 82,086,736 shares, 65,977,149 shares, and 65,939,375 shares respectively.	108,560	87,250	87,129
Additional paid-in capital	1,862,716	1,380,259	1,376,294
Retained earnings	512,952	467,345	415,492
Accumulated other comprehensive income (loss)	28,067	(10,273)	(14,045)
Total stockholders' equity	2,512,295	1,924,581	1,864,870
Total liabilities and stockholders' equity	$17,159,384	$13,765,599	$13,066,106

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Interest and dividend income:	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest and fees on loans	$158,838	$144,115	$119,540	$302,952	$232,193
Interest on deposits in other banks	544	473	676	1,017	1,323
Interest and dividends on securities:
Taxable	13,353	13,081	8,012	26,434	15,084
Nontaxable	8,390	7,983	4,181	16,374	8,189
Total interest and dividend income	181,125	165,652	132,409	346,777	256,789
Interest expense:
Interest on deposits	28,809	24,430	13,047	53,239	24,259
Interest on short-term borrowings	5,563	6,551	5,166	12,114	9,415
Interest on long-term borrowings	8,159	7,124	6,028	15,283	11,475
Total interest expense	42,531	38,105	24,241	80,636	45,149
Net interest income	138,594	127,547	108,168	266,141	211,640
Provision for credit losses	5,300	3,792	2,147	9,092	5,671
Net interest income after provision for credit losses	133,294	123,755	106,021	257,049	205,969
Noninterest income:
Service charges on deposit accounts	7,499	7,158	6,189	14,656	12,083
Other service charges and fees	1,702	1,664	1,278	3,367	2,512
Interchange fees, net	5,612	5,045	4,792	10,656	9,280
Fiduciary and asset management fees	5,698	5,054	4,040	10,752	7,096
Mortgage banking income, net	2,785	1,454	—	4,240	—
Gains (losses) on securities transactions, net	51	151	(88)	202	125
Bank owned life insurance income	2,075	2,055	1,728	4,129	3,395
Loan-related interest rate swap fees, net	3,716	1,460	898	5,176	1,617
Gain on Shore Premier sale	—	—	20,899	—	20,899
Other operating income	1,440	897	861	2,337	3,858
Total noninterest income	30,578	24,938	40,597	55,515	60,865
Noninterest expenses:
Salaries and benefits	50,390	48,007	40,777	98,398	81,518
Occupancy expenses	7,534	7,399	6,159	14,935	12,226
Furniture and equipment expenses	3,542	3,396	3,103	6,938	6,041
Printing, postage, and supplies	1,252	1,242	1,282	2,494	2,342
Communications expense	1,157	1,005	1,009	2,162	2,104
Technology and data processing	5,739	5,676	4,322	11,415	8,881
Professional services	2,630	2,958	2,671	5,587	5,225
Marketing and advertising expense	2,908	2,383	3,288	5,291	4,725
FDIC assessment premiums and other insurance	2,601	2,639	1,882	5,239	4,067
Other taxes	4,044	3,764	2,895	7,808	5,782
Loan-related expenses	2,396	2,289	1,843	4,685	3,158
OREO and credit-related expenses	1,473	684	1,122	2,157	2,654
Amortization of intangible assets	4,937	4,218	3,215	9,154	6,396
Training and other personnel costs	1,477	1,144	1,125	2,621	2,132
Merger-related costs	6,371	18,122	8,273	24,493	35,985
Rebranding expense	4,012	407	—	4,420	—
Other expenses	3,145	1,395	2,174	4,538	3,649
Total noninterest expenses	105,608	106,728	85,140	212,335	186,885
Income from continuing operations before income taxes	58,264	41,965	61,478	100,229	79,949
Income tax expense	9,356	6,249	11,678	15,606	13,575
Income from continuing operations	48,908	35,716	$49,800	84,623	66,374
Discontinued operations:
Income (loss) from operations of discontinued mortgage segment	$(114)	$(115)	$(3,085)	(229)	(3,008)
Income tax expense (benefit)	(29)	(30)	(612)	(59)	(600)
Income (loss) on discontinued operations	(85)	(85)	(2,473)	(170)	(2,408)
Net income	$48,823	$35,631	$47,327	$84,453	$63,966
Basic earnings per common share	$0.59	$0.47	$0.72	$1.06	$0.97
Diluted earnings per common share	$0.59	$0.47	$0.72	$1.06	$0.97

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the Quarter Ended
	June 30, 2019			March 31, 2019
		Interest			Interest
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets:	(unaudited)			(unaudited)
Securities:
Taxable	$1,705,977	$13,333	3.13%	$1,661,179	$13,067	3.19%
Tax-exempt	1,032,551	10,646	4.14%	984,250	10,123	4.17%
Total securities	2,738,528	23,979	3.51%	2,645,429	23,190	3.56%
Loans, net (3) (4)	12,084,961	158,935	5.28%	11,127,390	144,499	5.27%
Other earning assets	179,237	1,131	2.53%	118,429	711	2.43%
Total earning assets	15,002,726	$184,045	4.92%	13,891,248	$168,400	4.92%
Allowance for loan losses	(41,174)			(43,002)
Total non-earning assets	2,035,979			1,851,497
Total assets	$16,997,531			$15,699,743

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$6,215,912	$16,139	1.04%	$5,876,491	$14,369	0.99%
Regular savings	776,683	416	0.21%	733,286	400	0.22%
Time deposits (5)	2,562,498	12,254	1.92%	2,325,218	9,661	1.69%
Total interest-bearing deposits	9,555,093	28,809	1.21%	8,934,995	24,430	1.11%
Other borrowings (6)	1,847,325	13,722	2.98%	1,790,656	13,675	3.10%
Total interest-bearing liabilities	11,402,418	42,531	1.50%	10,725,651	38,105	1.44%

Noninterest-bearing liabilities:
Demand deposits	2,898,609			2,534,940
Other liabilities	206,455			170,757
Total liabilities	14,507,482			13,431,348
Stockholders' equity	2,490,049			2,268,395
Total liabilities and stockholders' equity	$16,997,531			$15,699,743

Net interest income		$141,514			$130,295

Interest rate spread			3.42%			3.48%
Cost of funds			1.14%			1.12%
Net interest margin			3.78%			3.80%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)

Interest income on loans includes $7.7 million and $5.6 million for the three months ended June 30, 2019 and March 31, 2019, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5)

Interest expense on time deposits includes $213,000 and $292,000 for the three months ended June 30, 2019 and March 31, 2019, respectively, in accretion of the fair market value adjustments related to acquisitions.

(6)	Interest expense on borrowings includes $70,000 for both the three months ended June 30, 2019 and March 31, 2019, in amortization of the fair market value adjustments related to acquisitions.